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                                                                    EXHIBIT 5(b)


                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]




                                  March 9, 2004



Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii 96813

Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
c/o The Bank of New York
101 Barclay Street, 8W
New York, New York 10286

               Re: HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST II HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III

Ladies and Gentlemen:

               We have acted as special Delaware counsel for Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), and Hawaiian Electric Industries Capital Trust II and Hawaiian Electric Industries Capital Trust III, each a Delaware statutory trust (each, a "Trust" and together, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

               For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

               (a) A certified copy of the Certificate of Trust of each Trust, dated as of December 19, 1996 (each, a "Certificate"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 23, 1996;

               (b) The original Trust Agreement of each Trust, dated as of December 19, 1996, by and among the Company, as Depositor, and the trustees of each Trust named therein;

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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
March 9, 2004
Page 2



               (c) The Registration Statement on Form S-3, including a preliminary prospectus (the "Prospectus") relating to the Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of each Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), filed by the Company and the Trusts with the Securities and Exchange Commission on February 26, 2004, as amended by Amendment No. 1 thereto to be filed on or about March 9, 2004 (as so amended, the "Registration Statement");

               (d) A form of Amended and Restated Trust Agreement for each Trust, to be entered into among the Company, as Depositor, the trustees of each Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of each Trust (including Exhibits A, B and C thereto) (the "Trust Agreement"), filed as an exhibit to the Registration Statement; and

               (e) A Certificate of Good Standing for each Trust, dated March 8, 2004, obtained from the Secretary of State.

               Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

               For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

               With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

               For purposes of this opinion, we have assumed (i) that each Trust Agreement and each Certificate are in full force and effect and have not been amended, (ii)

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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
March 9, 2004
Page 3



except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents (other than the Trusts), (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us (other than the Trusts), (vi) the receipt by each Person to whom a Preferred Security is to be issued by each respective Trust (collectively, the "Preferred Security Holders") of a Trust Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the respective Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the respective Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

               This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

               Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

               1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq.

               2. The Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of each respective Trust.

               3. The Preferred Security Holders, as beneficial owners of each respective Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the respective Trust Agreement.

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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
March 9, 2004
Page 4




               We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                    Very truly yours,

                                    /s/ Richards, Layton & Finger, P.A.





BJK/DSG/cac